EXHIBIT 24

RESOLUTION OF BOARD OF DIRECTORS AND POWER OF ATTORNEY

RESOLVED: that each person whose signature appears below hereby authorizes and appoints John G. Connors, John A. Seethoff, and Keith R. Dolliver his or her attorneys-in-fact, for any of them in any and all capacities, to sign any post-effective amendments to the S-4 and S-8 registration statements indicated on Schedule A hereto, and to file the same, with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ STEVEN A. BALLMER Steven A. Ballmer	Chief Executive Officer, Director (Principal Executive Officer)	March 9, 2003

/s/ WILLIAM H. GATES III William H. Gates III	Chairman, Chief Software Architect, Director	March 9, 2003

/s/ JOHN G. CONNORS John G. Connors	Senior Vice President, Finance and Administration, Chief Financial Officer	March 9, 2003

/s/ JAMES I. CASH James I. Cash	Director	March 9, 2003

/s/ RAYMOND V. GILMARTIN Raymond V. Gilmartin	Director	March 9, 2003

/s/ DAVID F. MARQUARDT David F. Marquardt	Director	March 9, 2003

/s/ ANN MCLAUGHLIN KOROLOGOS Ann McLaughlin Korologos	Director	March 9, 2003

/s/ W. G. REED, JR. W. G. Reed, Jr.	Director	March 9, 2003

/s/ JON A. SHIRLEY Jon A. Shirley	Director	March 9, 2003

Schedule A – List of S-4 and S-8 Registration Statements

SEC File Number	Dates Filed and Amended
033-57651	2/9/95; Amended 2/17/95
333-26411	5/2/97; Amended 6/3/97; Amended 6/13/97
333-90119	11/2/99
333-54810	2/1/01; Amended 2/22/01
33-51583	November 1991; Amended 11/22/96; Amended 12/28/00
333-06298	11/22/96
333-16665	11/22/96
333-61729	8/18/98
333-75243	3/30/99
333-91755	11/30/99
333-52852	12/28/00
333-102240	12/27/02